UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

FS INVESTMENT CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Please find your enclosed FS Investment Corporation Proxy

Card with additional voting instructions.

Your Proxy Statement and 10-K were sent under

separate cover.

Vote this proxy card TODAY! Your prompt response will save the expense of additional mailings.

FS INVESTMENT CORPORATION

Cira Centre, 2929 Arch Street, Suite 675

Philadelphia, Pennsylvania 19104

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 6, 2009

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of FS Investment Corporation (“Board” or “Directors”), a Maryland corporation (the “Company”), for use at the Annual Meeting of Stockholders of the Company to be held at 10:00 A.M. Eastern time on Wednesday, May 6, 2009, at the offices of the Company, Cira Centre, 2929 Arch Street, Suite 675, Philadelphia, Pennsylvania 19104, and any adjournments thereof (the “Annual Meeting”). This Proxy Statement and the accompanying materials are being mailed to stockholders of record described below on or about April 3, 2009 and are available at www.fsinvestmentcorp.com.

All properly executed proxies representing shares of stock (“Shares”) received prior to the Annual Meeting will be voted in accordance with the instructions marked thereon. If no specification is made, the Shares will be voted FOR the proposal to elect directors and FOR the proposal to ratify the selection of McGladrey & Pullen, LLP as the Company’s independent registered public accountant. If any other business is presented at the meeting, this proxy will be voted by the proxies in their best judgment, including a motion to adjourn or postpone the meeting to another time and/or place for the purpose of soliciting additional proxies. At the present time, the board of directors knows of no other business to be presented at the meeting. Any stockholder who has given a proxy has the right to revoke it at any time prior to its exercise. Stockholders who execute proxies may revoke them with respect to a proposal by attending the Annual Meeting and voting his or her Shares in person, or by submitting a letter of revocation or a later-dated proxy to the Company at the above address prior to the date of the Annual Meeting.

PLEASE SIGN, DATE, AND RETURN PROMPTLY IN ENCLOSED ENVELOPE IF YOU ARE NOT VOTING BY PHONE OR INTERNET	Dated

Signature(s) (Title(s), if applicable) (Sign in the Box)
Note: Please sign exactly as your name appears on this Proxy. When signing in a fiduciary capacity, such as executor, administrator, trustee, attorney, guardian, etc., please so indicate. Corporate or partnership proxies should be signed by an authorized person indicating the person’s title.

FS001	FS-PXC-0509

THERE ARE THREE WAYS TO VOTE YOUR PROXIES

TELEPHONE	INTERNET	MAIL
This method is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-800-830-3542, 24 hours a day, 7 days a week. You will be asked to enter ONLY the CONTROL NUMBER shown below. Have your instruction card ready, and then follow the prerecorded instructions. Your instructions will be confirmed and votes cast as you direct. Available until 12:00 midnight Eastern Time on May 5, 2009.	Visit the Internet website at www.2voteproxy.com. Enter the CONTROL NUMBER shown below and follow the instructions on your screen. You will incur only your usual Internet charges.	Simply sign and date your proxy card and return it in the enclosed envelope. If you are voting by telephone or the Internet, please do not mail your proxy card.

Please refer to the Proxy Statement discussion of this matter. IF THE PROXY IS SIGNED, SUBMITTED, AND NO SPECIFICATION IS MADE, THE PROXY SHALL BE VOTED FOR THE PROPOSALS.
As to any other matter, said attorneys shall vote in accordance with their best judgment.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:
	Please fill in box(es) as shown using black or blue ink or number 2 pencil. ■		FOR all nominees listed (except as noted on the line at left)	WITHHOLD authority to vote for all nominees
PLEASE DO NOT USE FINE POINT PENS.
1.	To elect the nominees specified below as Directors:		☐	☐
	(01) David J. Adelman	(05) Thomas Gravina
	(02) Gregory P. Chandler	(06) Paul Mendelson
	(03) Michael C. Forman	(07) Michael Heller
	(04) Barry H. Frank	(08) Gerald Stahlecker
_______________________________________________________________ (Instruction: To withhold authority to vote for any individual nominee(s), write the name(s) of the nominee(s) on the line above.)

		FOR	AGAINST	ABSTAIN
2.	To ratify the selection of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.	☐	☐	☐

3.	To transact such other business as may properly come before the Annual Meeting, or any adjournments thereof.	☐	☐	☐

PLEASE SIGN ON REVERSE SIDE	FS-PXC-0509